UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement with Chembio Diagnostics, Inc. and Biosynex, S.A.

On July 20, 2023, Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) with Chembio Diagnostics, Inc. (the “Buyer”), Biosynex, S.A. (“Biosynex”), and Qualigen, Inc., a wholly-owned subsidiary of the Company (the “Subsidiary”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Buyer all of the issued and outstanding shares of common stock (collectively, the “Shares”) of the Subsidiary, which was the legal entity operating the Company’s FastPack™ diagnostics business (the “Transaction”). The Transaction closed on July 20, 2023. Following the consummation of the Transaction, the Subsidiary became a wholly-owned subsidiary of the Buyer.

The aggregate net purchase price paid to the Company for the Shares was $5.1 million in cash, based on a base purchase price of $5.8 million, subject to certain post-closing adjustments, upward or downward, as applicable, for: (i) cash held by the Subsidiary as of the closing of the Transaction; (ii) net working capital of the Subsidiary as of the closing of the Transaction, (iii) certain indebtedness of the Subsidiary as of the closing of the Transaction, and (iv) certain Transaction expenses as of the closing of the Transaction. In addition, $450,000 was deducted from the consideration received by the Company at the closing to be held in escrow for certain Company indemnification obligations (the “Indemnity Escrow”). Any amounts remaining in the Indemnity Escrow that have not been offset or reserved for claims will be released to the Company within five business days following the date that is 18 months after the closing.

The Purchase Agreement includes various representations, warranties and covenants applicable to each of the parties, including covenants on the part of the Company, the Subsidiary and the Buyer. The Purchase Agreement also includes certain post-closing indemnification provisions in favor of the Buyer for covered losses arising from liabilities incurred as a result of (i) a breach by the Company and the Subsidiary of their respective representations, warranties and covenants, (ii) indebtedness and transaction expenses not taken into account in the post-closing adjustment process, (iii) certain pre-closing taxes and (iv) third party claims against the Subsidiary related to the Company’s retained business. The Purchase Agreement includes post-closing indemnification provisions in favor of the Company for covered losses arising from liabilities incurred as a result of a breach by the Buyer or Biosynex of their respective representations, warranties and covenants.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Subsidiary, the Buyer or Biosynex, S.A. The representations, warranties and covenants of each party set forth in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Subsidiary, the Buyer or Biosynex, S.A., or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is contained in this Current Report on Form 8-K and the other documents that the Company files with the Securities and Exchange Commission.

Amendment and Settlement Agreement with Nanosynex Ltd.

On July 20, 2023, the Company entered into an Amendment and Settlement Agreement with Nanosynex Ltd. (the “Nanosynex Amendment”), which amended the Master Funding Agreement for the Operational and Technology Funding of Nanosynex Ltd. (“Nanosynex”), dated May 26, 2022, by and between the Company and Nanosynex (the “Original Nanosynex Agreement”), a majority owned subsidiary of the Company, to, among other things, provide for the further funding of Nanosynex, as contemplated by the Original Nanosynex Agreement.

Pursuant to the terms of the Nanosynex Amendment, the Company agreed to advance to Nanosynex an aggregate amount of $1,610,000 as follows: (i) $380,000 within five business days of the execution of the Nanosynex Amendment, (ii) $560,000 on or before November 30, 2023, against which Nanosynex will issue a promissory note to the Company with a face value in the amount of such funding, and (iii) $670,000 on or before March 31, 2024, against which Nanosynex will issue a promissory note to the Company with a face value in the amount of such funding. The Nanosynex Amendment further provides that the initial payment of $380,000 will be satisfied by the Company’s surrender of the 281,000 Preferred B Shares of Nanosynex currently held by the Company, resulting in the Company’s ownership in Nanosynex being reduced from approximately 52.8% to approximately 49.97% of the issued and outstanding voting equity of Nanosynex.

The Nanosynex Amendment supersedes any payments contemplated by the Original Nanosynex Agreement, such that except as described in the Nanosynex Amendment, the Company will have no further payment obligations to Nanosyenx under the Original Nanosynex Agreement or otherwise (including by way of equity investment, loan financing or credit lines), and Nanosynex will have no further payment obligations to the Company for advances previously received under the Original Nanosynex Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 20, 2023, the Company closed the Transaction. The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Transaction is incorporated herein by reference. In connection with the closing of the Transaction, the Company received a cash payment of $4.7 million for the Shares of the Subsidiary, which payment is subject to post-closing adjustments, and $450,000 was delivered by Buyer to the escrow account to satisfy the Indemnity Escrow. As a result of the Transaction, the Subsidiary became a wholly-owned subsidiary of Buyer.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Nanosynex Amendment is incorporated herein by reference. Pursuant to the terms of the Nanosynex Amendment, effective July 26, 2023, the Company is obligated to satisfy the initial payment of $380,000 by surrendering 281,000 Preferred B Shares of Nanosynex held by the Company, which will result in the Company’s ownership in Nanosynex being reduced from approximately 52.8% to approximately 49.97% of the issued and outstanding voting equity of Nanosynex. In addition $2.9 million of promissory notes delivered by Nanosynex to Qualigen for advances previously made by the Company to Nanosynex were cancelled.

Item 7.01. Regulation FD Disclosure.

On July 20, 2023, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall the information in this Item 7.01 (including Exhibit 99.1 attached hereto) be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Company required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated July 20, 2023, by and between Qualigen Therapeutics, Inc., Chembio Diagnostics, Inc., Biosynex, S.A., and Qualigen, Inc.

10.1	Amendment and Settlement Agreement, dated July 20, 2023, by and between Qualigen Therapeutics, Inc. and Nanosynex Ltd.

99.1	Press Release, dated July 24, 2023, issued by Qualigen Therapeutics, Inc.

99.2	Unaudited pro forma condensed consolidated financial statements for the Company as of March 31, 2023, for the quarter ended March 31, 2023 and for the fiscal years ended December 31, 2022 and 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: July 26, 2023	By:	/s/ Michael S. Poirier
Michael S. Poirier, Chief Executive Officer